Exhibit 99.1

301 Galveston Drive Redwood City, CA 94063 650.298.5300 main 650.364.2715 fax www.maxygen.com
For Immediate Release
Maxygen Reports Fourth Quarter and Year End 2008 Financial Results
REDWOOD CITY, Calif., February 10, 2009 — Maxygen, Inc. (Nasdaq: MAXY), a biotechnology company focused on the development of improved protein drugs, today announced financial and business results for the quarter and year ended December 31, 2008.
Fourth Quarter 2008 Financial Results
Maxygen reported a GAAP net loss of $7.7 million, or $0.21 per basic share, for the fourth quarter of 2008, compared to a GAAP net loss of $11.3 million, or $0.31 per basic share, for the same period in 2007. The decrease in net loss was primarily due to a decrease in research and development expenses and restructuring charges, offset in part by a decrease in revenue.
Revenue for the fourth quarter of 2008 was $6.0 million, compared to $11.0 million for the same period in 2007. The decrease in revenue resulted from a decrease in revenue under Maxygen’s license agreement with Codexis related to biofuels, offset in part by revenue received under the company’s collaboration agreement with Astellas for its MAXY-4 program which began in September 2008. Total expenses were $14.5 million in the fourth quarter of 2008, compared to $23.7 million in the fourth quarter of 2007. The decrease in expenses was primarily due to reduced salaries and benefits resulting from the cessation of operations in Denmark in the first quarter of 2008, decreased external expenses associated with the costs to manufacture MAXY-VII for clinical trials, and decreased restructuring charges.
Full Year 2008 Results
Maxygen reported net income of $30.3 million, or $0.82 per basic share, for the year ended December 31, 2008, as compared to a net loss of $49.3 million, or $1.34 per basic share, for the prior year.
Excluding the impact of non-cash stock compensation expense under SFAS 123(R) and goodwill impairment, Maxygen reported non-GAAP net income of approximately $50.7 million, or $1.37 per basic share, in 2008, compared to a non-GAAP net loss of approximately $42.8 million, or $1.16 per basic share, in 2007 (see Footnote A).
At December 31, 2008, cash, cash equivalents and marketable securities totaled $206.5 million.

301 Galveston Drive Redwood City, CA 94063 650.298.5300 main 650.364.2715 fax www.maxygen.com
Business Results
During the fourth quarter of 2008, Maxygen completed a Phase IIa clinical trial of MAXY-G34, the company’s next-generation long-acting G-CSF for the treatment of chemotherapy-induced neutropenia. Initial audited results from this trial were reported in November 2008 and indicated that MAXY-G34 is safe and well tolerated in breast cancer patients, with no drug-related serious adverse events, drug-related grade 3 or 4 adverse events or immunogenicity reported in any patient receiving MAXY-G34.
Also during the fourth quarter of 2008, Maxygen announced plans to reduce its spending on MAXY-G34 while seeking a partnership for the program and implemented a restructuring plan that will result in the termination of approximately 30% of its workforce. Maxygen also announced that it would be evaluating potential strategic options, including a sale or disposition of one or more corporate assets, a strategic business combination, or other transactions, and that it had hired a financial advisor to assist it in this process.
Conference Call
Maxygen will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to discuss fourth quarter and year end 2008 financial results. Participants in the U.S. can access the call by dialing 866.221.6685 and using the passcode 93293610. International participants can dial 617.896.9885 and use the same passcode. A live webcast of the conference call will be available on the Maxygen web site at www.maxygen.com/webcasts.
Telephone and webcast replays of the conference call will be available until March 10, 2009. To access the telephone replay, dial 888.286.8010 (U.S.) or 617.801.6888 (international) and use the passcode 40855606. To access the webcast archive, go to www.maxygen.com/webcasts.
About Maxygen
Maxygen is a biopharmaceutical company focused on developing improved versions of protein drugs. The company’s portfolio includes MAXY-G34, designed to be an improved long-acting G-CSF for the treatment of neutropenia. Maxygen also has a MAXY-4 program, partnered with Astellas Pharma, Inc., under which the company and Astellas are exploring new CTLA4-Ig product candidates for the treatment of a broad array of autoimmune disorders and transplantation rejection. Maxygen uses its proprietary DNA shuffling technology and extensive protein modification expertise to pursue the creation of biosuperior proteins. www.maxygen.com
Forward-Looking Statements
This news release contains forward-looking statements about our research and business prospects and financial position, including our ability or plans to continue the development of our MAXY-G34 product candidate or enter into a collaborative or other arrangement with a third party to fund the further development of this product candidate; our continued evaluation of strategic options and whether such evaluation will result in

301 Galveston Drive Redwood City, CA 94063 650.298.5300 main 650.364.2715 fax www.maxygen.com any specific transactions or outcomes; and the plans of either us or Astellas Pharma, Inc. to commence or continue the development of our MAXY-4 product candidates. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. These and other risk factors are more fully discussed in our Form 10-K for the year ended December 31, 2007, including under the caption “Risk Factors”, and in our other periodic SEC reports, all of which are available from Maxygen at www.maxygen.com. Maxygen disclaims any obligation to update or revise any forward-looking statement contained in this release as a result of new information or future events or developments.

301 Galveston Drive Redwood City, CA 94063 650.298.5300 main 650.364.2715 fax www.maxygen.com
Selected Consolidated Financial Information
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)	(Note 1)
Revenues:
Collaborative research and development revenue	$4,028	$256	$4,387	$8,732
Technology and license revenue (including related party)	623	9,196	91,248	9,786
Grant revenue	1,334	1,529	5,074	4,639

Total revenues	5,985	10,981	100,709	23,157

Expenses:
Research and development	10,377	15,338	46,274	59,851
General and administrative	2,980	3,141	14,845	14,951
Goodwill impairment	—	—	12,192	—
Restructuring charge	1,188	5,212	1,987	5,212

Total operating expenses	14,545	23,691	75,298	80,014

Income (loss) from operations	(8,560)	(12,710)	25,411	(56,857)

Interest income and other (expense), net	841	1,436	4,914	7,542

Net income (loss)	$(7,719)	$(11,274)	$30,325	$(49,315)

Basic net income (loss) per share	$(0.21)	$(0.31)	$0.82	$(1.34)
Diluted net income (loss) per share	$(0.21)	$(0.31)	$0.81	$(1.34)

Shares used in computing basic net income (loss) per share	37,219	36,898	37,100	36,787
Shares used in computing diluted net income (loss) per share	37,219	36,898	37,358	36,787

301 Galveston Drive Redwood City, CA 94063 650.298.5300 main 650.364.2715 fax www.maxygen.com
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2008	2007
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$206,483	$145,813
Receivables, prepaid and other assets	4,727	11,644
Property and equipment, net	2,347	3,060
Goodwill and other intangibles, net	—	12,192

Total assets	$213,557	$172,709

Other liabilities	$8,687	$14,802
Restructuring accrual	1,114	4,413
Total deferred revenue	9,244	—
Stockholders’ equity	194,512	153,494

Total liabilities and stockholders’ equity	$213,557	$172,709

Note 1:	Derived from consolidated audited financial statements as of December 31, 2007.

301 Galveston Drive Redwood City, CA 94063 650.298.5300 main 650.364.2715 fax www.maxygen.com
Footnotes
(A) Non-GAAP Financial Measures
To supplement our consolidated financial statements, we have provided non-GAAP net loss and net loss per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net loss and net loss per share excludes the impact of stock compensation expense and the impairment of goodwill. We believe that it is useful as a supplemental measure in assessing the performance of our business and is used by our management to evaluate business results. We excluded goodwill impairment for the year ended December 31, 2008 because it is not representative of the on-going results of operations of our business. Below is a reconciliation of GAAP and non-GAAP net loss and net loss per share (in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income (loss)	$(7,719)	$(11,274)	$30,325	$(49,315)

Stock compensation expense	2,693	1,318	8,182	6,550

Goodwill impairment	—	—	12,192	—

Non-GAAP net income (loss)	$(5,026)	$(9,956)	$50,699	$(42,765)

Shares used in computing Non-GAAP basic net income (loss) per share	37,219	36,898	37,100	36,787
Shares used in computing Non-GAAP diluted net income (loss) per share	37,219	36,898	37,358	36,787

Non-GAAP basic net income (loss) per share	$(0.14)	$(0.27)	$1.37	$(1.16)

Non-GAAP diluted net income (loss) per share	$(0.14)	$(0.27)	$1.36	$(1.16)
###
Contact:
Dana Fruehling
dana.fruehling@maxygen.com
650.298.5486